As filed with the Securities and Exchange Commission on July 3, 1996

                                                   Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                         AMERICA ONLINE, INC.
          (Exact name of registrant as specified in charter)

         Delaware                               54-1322110
      (State or other                             (I.R.S.
      jurisdiction of                            Employer
     incorporation or                          Identificatio
       organization)                             n Number)

       8619 WESTWOOD CENTER DRIVE, VIENNA, VIRGINIA  22182-2285
               (Address of principal executive offices)


   AMERICA ONLINE, INC. 1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK
                              OPTION PLAN

                         Ellen M. Kirsh, Esq.
                    Vice President, General Counsel
                             and Secretary
                         America Online, Inc.
                      8619 Westwood Center Drive
                     Vienna, Virginia  22182-2285
                             (703)448-8700
                  (Name, address, including zip code,
   and telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                 Proposed
                      Amount      Maximum
        Title of      to be      Offering      Proposed    Amount of
      Securities to  Registered    Price Per     Maximum     Registration
           be           ed         Share      Aggregate        Fee
      Registered(1)    (2)                   Offering Price

     Common Stock,
     $.01 par value  25,926,505  $12.9931(3) $336,865,672.10(5)  $116,160.58

     Common Stock,
     $.01 par value  2,073,495  $41.4375(4)  $85,920,449.06(6)    $29,627.74

     Total Fee                                                   $145,788.32

(1)  The Registrant adopted a Rights Agreement on April 23, 1993.
  Pursuant to such shareholder rights plan the right to receive one-hundredth (1/100) share of preferred stock for each share of Common Stock was provided to holders of the Common Stock under certain defined circumstances. No such rights are currently exercisable. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The number of shares of Common Stock, to be registered consists of the aggregate number of shares which may be sold upon the exercise of options which have previously been granted and/or may hereafter be granted under the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended the ("Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(3) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is based on the average price at which options may be exercised.
(4) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the options that have not yet been granted, the fee is based on the average of the high and low prices for the Common Stock as quoted on the Nasdaq Stock Market National Market within five (5) business days prior to the above date of filing.
(5) The maximum aggregate offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is based on the average price at which options may be exercised.
(6) The maximum aggregate offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the options that have not yet been granted the fee is based on the average of the high and low prices for the Common Stock as quoted on the Nasdaq Stock Market National Market within five (5) business days prior to the above date of filing.



                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, America Online, Inc. (the "Company") hereby is registering additional shares of common stock, par value $.01 per share (the "Common Stock"), in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission") relating to the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"), and such registration statements, as listed below, are incorporated by reference herein:


               Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 33-78066 (filed on April 22, 1994);

               Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 33-46607 (filed on March 24, 1992).

     Pursuant to Rule E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the above-listed registration statements.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3         Incorporation of Documents by Reference

     The following documents, which have been filed by America Online, Inc., a Delaware corporation the Company, with the Commission, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1995.

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form S-3, Registration Number 33-97078, filed with the Commission pursuant to the Exchange Act.

     (d) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6. Limitation of Liability; Indemnification of Directors and Officers; Insurance

     The Company's Restated Certificate of Incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). The Delaware Corporation Law permits a corporation to limit or eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty, other than (1) for any breach of the duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violations of provisions regarding the unlawful payment of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware Corporation Law, Article Ninth of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") (filed as Exhibit 3.1 to the Company's Form 10-Q for the period ending September 30, 1995 (the "Form 10-Q")) provides that:

1. To the fullest extent permitted by the Delaware Corporation Law as the same now exists or may hereafter be amended, the Company shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Company or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

3. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article Ninth.

4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Company by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Company, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

     Section 145 of the Delaware Corporation Law provides for indemnification by the Company of its directors and officers. In addition, Article Five of the Company's By-Laws (filed as Exhibit 3.2 to the Form S-3, Registration No. 33-90430) provides that:

5. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article [(paragraph 7 of this Item 6)] with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

6. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article [(paragraph 5 of this Item 6)] shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately by determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 [(this paragraph 6 of this Item 6)] or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 [(paragraphs 5 and 6 of this Item 6)] of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

7. Right of Indemnitees to Bring Suit. If a claim under Section 1 or 2 of this Article [(paragraph 5 or 6 of this Item 6)] is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Company.

8. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation as amended from time to time, these by-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

9. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

10. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     As permitted by the Delaware Corporation Law, the Company's
Restated Certificate of Incorporation and the Company's Restated By-Laws, the directors and officers of the Company are covered by a policy of liability insurance.


Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

       Exhibit No.                   Description

            4.1       Restated Certificate of Incorporation
                      of America Online, Inc. (filed as
                      Exhibit 3.1 to the Form 10-Q for the
                      period ending September 30, 1995 and
                      incorporated herein by reference)

            4.2       Restated By-Laws of America Online,
                      Inc. (filed as Exhibit 3.2 to the
                      Registration Statement on Form S-3,
                      Registration No. 33-90430 and
                      incorporated herein by reference)

            4.3 America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan (filed as Exhibit 10.24 to the Registration Statement on Form S-1, Registration No. 33-45585, as amended, and incorporated herein by reference.)

            5         Opinion of Sheila A. Clark, Deputy
                      General Counsel to the Corporation
                      (including the consent of such general
                      counsel), regarding the legality of
                      securities being offered

           23.1       Consent of Sheila A. Clark, Deputy
                      General Counsel to the Corporation
                      (included in her opinion filed as
                      Exhibit 5 hereto)

           23.2       Consent of Ernst & Young LLP,
                      independent auditors

            24        Powers of Attorney


Item 9.   Undertakings

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on this 3rd day of July, 1996.



                                        AMERICA ONLINE, INC.

                                        By:  /s/STEPHEN M. CASE
                                             Stephen M. Case
                                             Chairman, Chief Executive
                                             Officer, President and
                                             Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 3rd day of July, 1996, by the following persons in the capacities indicated.

                    Signature                       Title

                                         Chairman, Chief Executive
                                         Officer, President and
                                         Director (Prinicpal
              /s/STEPHEN M. CASE         Executive Officer)
                 Stephen M. Case


                        *                 Director
                 James V. Kimsey


                        *                 Director
                Frank J. Caufield


                        *                 Director
             Alexander M. Haig, Jr.


                        *                 Director
                William N. Melton


                        *                 Director
                Thomas Middelhoff


                        *                 Director
                 Scott C. Smith


                        *                 Director
              Robert J. Frankenberg


                        *                 Director
                Robert W. Pittman


                                         Senior Vice President and
                                         Chief Financial Officer,
                                         Treasurer and Chief
                                         Accounting Officer
                                         (Principal Financial and
             /s/LENNERT J. LEADER        Accounting Officer)
                Lennert J. Leader




          *By: /s/LENNERT J. LEADER
               Lennert J. Leader
               Attorney -In-Fact